        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 1999
                                                      REGISTRATION NO. 333-80137
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                                YESMAIL.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           7319                     36-4020286
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                         565 LAKEVIEW PARKWAY, SUITE 135
                          VERNON HILLS, ILLINOIS 60061
                                 (847) 918-9292
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         -------------------------------

                                 DAVID M. TOLMIE
                             CHIEF EXECUTIVE OFFICER
                                YESMAIL.COM, INC.
                         565 LAKEVIEW PARKWAY, SUITE 135
                          VERNON HILLS, ILLINOIS 60061
                                 (847) 918-9292
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         -------------------------------

                                   COPIES TO:
   J. ROBERT SUFFOLETTA, ESQ.                       MICHAEL J. HALLORAN, ESQ.
WILSON SONSINI GOODRICH & ROSATI                      KAREN A. DEMPSEY, ESQ.
    PROFESSIONAL CORPORATION                      PILLSBURY MADISON & SUTRO LLP
       650 PAGE MILL ROAD                             235 MONTGOMERY STREET
  PALO ALTO, CALIFORNIA 94304                    SAN FRANCISCO, CALIFORNIA 94104
         (650) 493-9300                                  (415) 983-1000

                         -------------------------------

             The registration fee was previously calculated and paid in connection with the filing of the Registration Statement on June 7, 1999.

                         -------------------------------

           No Exhibits are filed with this Post-Effective Amendment.

================================================================================

     The Registrant registered an aggregate of 3,910,000 shares of its Common Stock (the "Registered Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-80137) filed with the Securities and Exchange Commission (the "Commission") on June 7, 1999. The Registered Shares included 3,400,000 shares to be sold by the Registrant and 510,000 shares to be sold by the Registrant pursuant to the over-allotment option granted to the underwriters. The offering was terminated on September 28, 1999, at which time an aggregate of 3,400,000 shares (the "Sold Shares") had been sold by the Registrant. The underwriters have notified the Registrant that they will not exercise their over-allotment option as to the 510,000 Registered Shares. Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-1 the 510,000 shares of its Common Stock (the "Remaining Shares") representing the excess of the Registered Shares over the Sold Shares.

     This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares. No changes are being made to the Prospectus or to Part II of the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Vernon Hills, Illinois, on November 2, 1999.

                                               yesmail.com, inc.



                                               By: /s/ David B. Menzel
                                                  ------------------------------
                                                  David B. Menzel
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                      DATE
        ---------                          -----                      ----
/s/ David M. Tolmie*             Chief Executive Officer and     November 2, 1999
----------------------------    Director (Principal Executive
David M. Tolmie                           Officer)

/s/ David B. Menzel               Chief Financial Officer        November 2, 1999
----------------------------      (Principal Financial and
David B. Menzel                     Accounting Officer)

/s/ Kenneth D. Wruk*                 Chairman of the Board       November 2, 1999
----------------------------              Of Directors
Kenneth D. Wruk

/s/ Gian Fulgoni*                          Director              November 2, 1999
----------------------------
Gian Fulgoni

/s/ Alexander Hern*                        Director              November 2, 1999
----------------------------
Alexander Hern

/s/ Michael A. Santer*                     Director              November 2, 1999
----------------------------
Michael A. Sander

/s/ Robert W. Shaw*                        Director              November 2, 1999
----------------------------
Robert W. Shaw

/s/ John Vandegrift*                       Director              November 2, 1999
----------------------------
John Vandegrift

*By: /s/David B. Menzel                                          November 2, 1999
    ------------------------
    David B. Menzel
    Attorney-in-fact
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